U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, W. Phillip Marcum provided notice to Advanced Emissions Solutions, Inc. (the “Company”) of his retirement from the Board of Directors and as Chairman of the Board effective April 13, 2016. The Board of Directors resolved to reduce the size of the Board by one director upon Mr. Marcum’s retirement.

The Board of Directors approved the appointment of L. Spencer Wells, a director of the Company since July 2014, as Chairman of the Board effective upon Mr. Marcum’s retirement.

On April 13, 2016, both Kim B. Clarke and Christopher S. Shackelton provided notice to the Company of their intention not to stand for re-election at the Company’s Annual Meeting of Stockholders scheduled to be held on June 22, 2016 (the “Annual Meeting”). On April 13, 2016, the Board of Directors approved a slate of nominees for election as directors of the Company at the Annual Meeting, including nominees to stand in Ms. Clarke’s and Mr. Shackelton’s places. The slate of nominees is discussed further in Item 7.01 of this report.

Item 7.01	Regulation FD Disclosure.

On April 13, 2016, the Board of Directors approved the following nominees for election as directors of the Company at the Annual Meeting:

•	A. Bradley Gabbard

•	Derek C. Johnson

•	Paul A. Lang

•	Gilbert Li

•	R. Carter Pate

•	L. Heath Sampson

•	J. Taylor Simonton

•	L. Spencer Wells

Messrs. Gabbard, Johnson, Lang, Sampson, Simonton and Wells are current directors of the Company.

Mr. Li is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company.  Mr. Li has spent his career focused on value oriented investing across the capital structure.  Mr. Li has previously held the roles of portfolio manager, trader and investment analyst at JMB Capital Partners, Merrill Lynch, Watershed Asset Management and J.P. Morgan Investment Management.

Mr. Pate is currently the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a Consultant and Advisory Board Member to public and private Boards. From 2011 to 2014, Mr. Pate was the Chief Executive Officer of MV Transportation, the largest privately owned passenger transportation contracting firm based in the United States. Prior to MV Transportation, he held multiple leadership positions with PricewaterhouseCoopers.

There are currently no vacancies on the Company’s Board of Directors; Messrs. Li and Pate, if elected, would take the places of Ms. Clarke and Mr. Shackelton as directors of the Company immediately upon adjournment of the Annual Meeting. Additional information about the above listed director nominees can be found in the Company’s Proxy Statement for the Annual Meeting, which the Company expects to file with the U.S. Securities and Exchange Commission (“SEC”) on or before April 29, 2016.

On April 14, 2016, the Company issued a press release regarding the disclosures discussed in Item 5.02 of this report. A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s ability to file its Proxy Statement for the Annual Meeting on or before April 29, 2016. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management, which involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, the amount of time it takes to complete the financial statements for the fiscal year ended December 31, 2015 and related periodic report filings, discussions with the Company’s auditors and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to its business and the ownership of its securities. Any forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 14, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 14, 2016.

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